SHARE EXCHANGE AGREEMENT

AMENDMENT

This AMENDMENT, dated this 30th day of June, 2014, shall replace the AMENDMENT dated June 19th, 2014. This AMENDMENT to the Share Exchange Agreement (“Agreement”) dated May 27th, 2014 hereby made and entered into this 30th  day of June, 2014 between Rocap Marketing, Inc., a Nevada corporation with offices at 7211 East Southern Ave., Suite 106, Mesa, AZ 85209 (“ROCP”), Spiral, Inc., a Nevada corporation (“Spiral”), and Mark Meyers, an individual with offices at 3283 Windmist Avenue, Thousand Oaks, CA 91362 (“Meyers”).

WHEREAS, Meyers and ROCP wish to AMEND the Share Exchange Agreement dated and executed on May 27th, 2014.

ROCP, Spiral and Meyers hereby agree to the following;

Section 1 d of the Share Purchase Agreement states; Closing is subject to ROCP having $250,000 of unencumbered working capital at closing.

Now, closing the share exchange will no longer be subject to ROCP having $250,000 of unencumbered working capital.

That subject to the approval of ROCP’s board of directors Meyers will be paid cash payments of $150,000.

That ROCP will have no more than $50,000 of liabilities at closing and loans owing to Peter Henricsson and Gordon McDougall or McDougall’s company Tezi Advisory, Inc of no more than $120,000 at closing.  Further that McDougall and Henricsson will agree to either convert their loans to common shares at no less than a conversion rate of $0.25 or to be repaid in cash once and only once ROCP has raised an aggregate of $2,000,000.

Further agreed is that closing will take place on June 30th or July 1st, 2014 at the discretion of ROCP.

IN WITNESS WHEREOF, the parties have made this AMENDMENT  as of this date, being June 19, 2014.

ROCAP MARKETING, INC.

SPIRAL, Inc.

By: /s/ Gordon McDougall

/s/ Mark Meyers

       Gordon McDougall, President

Mark Meyers, President

By: /s/ Mark Meyers

MARK MEYERS, personally

1